Ex. 10.2(e)
FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is entered into as of this llth day of May, 2018 (the "Execution Date"), by and between 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company ("Landlord"), and ARDELYX, INC., a Delaware corporation ("Tenant," formerly known as Nteryx, Inc.).

RECITALS

A.WHEREAS, Landlord and Tenant entered into that certain Lease dated as of August 8, 2008, as amended by that certain First Amendment to Lease dated as of December 20, 2012, as further amended by that certain Second Amendment to Lease dated as of September 5, 2014, and as further amended by that certain Third Amendment to Lease dated as of April 28, 20I6 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the "Existing Lease"), whereby Tenant leases certain premises (the "Existing Premises") from Landlord at 34175 Ardenwood Boulevard in Fremont, California (the "Building"):

B.WHEREAS, Tenant desires to amend its notice address under the Lease; and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

I. Definitions. For purposes of this Fourth Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Fourth Amendment, is referred to collectively herein as the "Lease." From and after the date hereof, the term "Lease," as used in the Existing Lease, shall mean the Existing Lease, as amended by this Fourth Amendment.

2.Notices. Notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Ardelyx, Inc.
34175 Ardenwood Blvd.
Fremont, California 94555 Attn: Director of Facilities

With a copy to:

Ardelyx, Inc.
34175 Ardenwood Blvd.

Fremont, California 94555 Attn: General Counsel

And a copy to:

Solar Capital Ltd.
500 Park Avenue, 3,d Floor New York, NY 10022 Attn: Anthony Storino

3.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Fourth Amendment, and agrees to reimburse, indenmify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord, at Tenant's sole cost and expense) and hold harmless the Landlord Parties for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.

4.No Default. Tenant represents, warrants and covenants that, to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5.Effect of Amendment. Except as modified by this Fourth Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the tenns contained in this Fourth Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Fourth Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.Miscellaneous. This Fourth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Fourth Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
8.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Fourth Amendment have the power, authority and legal capacity to sign this Fourth Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

9.Counterparts: Facsimile and PDF Signatures. This Fourth Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Fourth Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the date and year first above written.

LANDLORD:

34175 ARDENWOOD VENTURE, LLC,
a Delaware limited liability company

By: /s/ Kevin M. Simonsen
Name: Kevin M. Simonsen
Title: Sr. Vice President, Sr. Counsel

TENANT:

ARDELYX, INC.,
a Delaware corporation

By: /s/ Mark Kaufmann
Name: Mark Kaufmann
Title: Chief Financial Officer